EXHIBIT 10.1

FIRST AMENDMENT
This First Amendment, dated as of November 7, 2014 (this “Amendment”), to the Credit Agreement, dated as of June 10, 2014 (the “Existing Credit Agreement” and, as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Emmis Communications Corporation (the “Parent”), Emmis Operating Company (the “Borrower”), the other Credit Parties from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the other agents party thereto.
W I T N E S S E T H:
WHEREAS, the Parent, the Borrower, the Lenders and the Administrative Agent are parties to the Existing Credit Agreement;
WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended in the manner provided for herein;
WHEREAS, the Administrative Agent, the Required Lenders and the Borrower are willing to agree to the requested amendments subject to the provisions of this Amendment;
NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:
Section 1.Defined Terms. Unless otherwise defined herein, capitalized terms are used herein as defined in the Existing Credit Agreement.
Section 2.    Amendment to the Existing Credit Agreement.
(a)    Section 1.01 of the Existing Credit Agreement is hereby amended as of the Amendment Effective Date (as defined below) by amending the definition of Applicable Margin by inserting the following new text immediately prior to the “.” at the end thereof: “; provided that each of the rates set forth in clauses (a) and (b) above shall be increased by 0.25% until the later of (x) the date that is the six month anniversary of the First Amendment Effective Date and (y) the date of delivery of a certificate of a Financial Officer pursuant to Section 5.01(c) certifying that the Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter (which Fiscal Quarter shall be no earlier than the Fiscal Quarter ending February 28, 2015) is less than 5.00:1.00”.
(b)    Section 1.01 of the Existing Credit Agreement is hereby amended as of the Amendment Effective Date by amending the definition of Consolidated EBITDA by deleting “and” before clause (l) and inserting after clause (l): “(m) other than to the extent added back in a prior period, severance and contract termination (including but not limited to leases) expenses incurred during such period and paid or payable in cash in an aggregate amount not in excess of $5,000,000 for all such periods so long as the Borrower has provided evidence of such expenses in a form reasonably satisfactory to the Administrative Agent and (n) losses actually incurred during such period in connection with any Station that has effected since the Amendment Effective Date substantial changes to its format in an aggregate amount not in excess of $2,500,000 for all such periods so long as the Borrower has provided evidence of such losses in a form reasonably satisfactory to the Administrative Agent”.

EXHIBIT 10.1

(c)    Section 1.01 of the Existing Credit Agreement is hereby amended as of the Amendment Effective Date by amending the definition of Consolidated Excess Cash Flow by deleting “and” before clause (v) and inserting after clause (v): “, (vi) with respect to the Fiscal Year ending February 28, 2015 only, to the extent paid in cash, fees and expenses incurred in such period in connection with entering into this Agreement and any amendments thereto, so long as the Borrower has provided evidence of such costs in a form reasonably satisfactory to the Administrative Agent and (vii) with respect to the Fiscal Year ending February 28, 2015 only, WBLS-WLIB LMA fees paid in cash during such Fiscal Year and not deducted in the calculation of Consolidated Net Income in an aggregate amount not in excess of $6,000,000 so long as the Borrower has provided evidence of such costs in a form reasonably satisfactory to the Administrative Agent.”
(d)    Section 1.01 of the Existing Credit Agreement is hereby amended as of the Amendment Effective Date by inserting the following new defined terms in appropriate alphabetical order:
“First Amendment” means that certain First Amendment to this Agreement, dated as of November 7, 2014, among the Parent, the Borrower, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means the date of effectiveness of the First Amendment, which date is November 7, 2014.

(e)    Section 2.11 of the Existing Credit Agreement is hereby amended as of the Amendment Effective Date by replacing each use of the term “Effective Date” therein with the term “First Amendment Effective Date”.
(f)    Section 2.17 of the Existing Credit Agreement is hereby amended as of the Amendment Effective Date by inserting after paragraph (i) of Section 2.17: “(j)    FATCA Grandfathering Status. For purposes of determining withholding taxes imposed under FATCA, from and after the Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as “grandfathered obligations” within the meaning of United States Treasury Regulation Section 1.1471-2(b)(2)(i).”
(g)    Section 6.17(b) of the Existing Credit Agreement is hereby amended as of the Amendment Effective Date to read as follows:
(b) The Borrower will not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter set forth below to be more than the applicable ratio set forth below for such Fiscal Quarter:

EXHIBIT 10.1

Fiscal Quarter Ending	Ratio
May 31, 2014 through November 30, 2014	5.25:1.00
February 28, 2015 through February 29, 2016	6.00:1.00
May 31, 2016 through November 30, 2016	4.75:1.00
February 28, 2017 and thereafter	4.00:1.00

Section 3.    Representations and Warranties.
(a)    The representations and warranties of the Credit Parties and their Subsidiaries set forth in the Credit Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) with the same effect as though made on and as of the Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date is true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).
(b)    At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
Section 4.    Conditions to Effectiveness of Amendment. This Amendment shall become effective upon the date on which the following conditions precedent have been satisfied or waived (such date, the “Amendment Effective Date”):
(a)    The Administrative Agent shall have received counterparts to this Amendment duly executed by the Parent, the Borrower and the Required Lenders.
(b)    The Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented at least one Business Day prior to the Amendment Effective Date (including the reasonable fees and expenses of legal counsel) required to be paid pursuant to the Loan Documents.
Section 5.    Fees. The Borrower agrees to pay or cause to be paid to the Administrative Agent for the account of each Lender that has executed and delivered a counterpart to this Amendment to the Administrative Agent pursuant to the instructions provided by the Administrative Agent prior to 12:00 p.m., New York City time, on November 7, 2014 (the “Consent Deadline”), a consent fee in an amount equal to 0.375% of such Lender’s Term Loan and Revolving Commitment as of the Consent Deadline, payable on, and subject to the occurrence of, the Amendment Effective Date.
Section 6.    Continuing Effect; No Other Amendments or Consents. Except as expressly provided herein, all of the terms and provisions of the Existing Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Existing Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to

EXHIBIT 10.1

any action requiring consent under any other provisions of the Existing Credit Agreement or the same subsection for any other date or time period.
Section 7.    Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in accordance with Section 9.03 of the Existing Credit Agreement.
Section 8.    Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.
Section 9.    Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile and electronic (e.g. “.pdf”, or “.tif”) transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.
Section 10.    Interpretation. This Amendment is a Loan Document for the purposes of the Credit Agreement.
Section 11.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Signature pages follow.]

EXHIBIT 10.1

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

EMMIS OPERATING COMPANY,
as the Borrower

By:	/s/ Ryan A. Hornaday
	Name:	Ryan A. Hornaday
	Title:	Senior Vice President - Finance,
Treasurer

EMMIS COMMUNICATIONS CORPORATION,
as the Parent

By:	/s/ Ryan A. Hornaday
	Name:	Ryan A. Hornaday
	Title:	Senior Vice President - Finance,
Treasurer

[Signature Page to First Amendment]

EXHIBIT 10.1

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as a Lender

By:	/s/ Thomas W. Harrison
	Name:	Thomas W. Harrison
	Title:	Senior Vice President / Authorized
Officer

[Signature Page to First Amendment]